EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on form S-8 of our report dated January 21, 1997, which appears on page 19 of Network Peripherals Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Jose, California
July 24, 1997

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